Exhibit 10.14

AMENDMENT TO THE 2009 RESTATEMENT OF
ENERGIZER HOLDINGS, INC.
DEFERRED COMPENSATION PLAN

WHEREAS, Energizer Holdings, Inc. (“Parent” or “Company”) previously adopted the Energizer Holdings, Inc. Deferred Compensation Plan (“Plan”);

WHEREAS, Parent intends to separate its household products business from its personal care business by means of a spin-off of a newly formed subsidiary named Energizer SpinCo, Inc. (“Spinco”), in accordance with that certain Separation and Distribution Agreement by and between the Parent and the Spinco (“Spin-Off”);

WHEREAS, in connection with the Spin-Off, the Parent will be renamed from “Energizer Holdings, Inc.” to “Edgewell Personal Care Company,” and Spinco will be renamed from “Energizer SpinCo, Inc.” to “Energizer Holdings, Inc.;”

WHEREAS, the Company desires to amend the Plan to reflect the Spin-Off;

NOW, THEREFORE, effective July 1, 2015 and contingent on the Spin-Off, the Plan is amended as follows:

1.    Any reference to “Energizer Holdings, Inc.” in the Plan shall be replaced with “Edgewell Personal Care Company (formerly known as Energizer Holdings, Inc.).”

2.    Any reference to “Energizer Plans Administrative Committee” in the Plan shall be replaced with “the Benefits Governance Committee.”

3.    All liabilities relating to Accounts of individuals listed on Appendix I (attached hereto) are hereby transferred to and assumed by Energizer Holdings, Inc. (formerly known as Energizer SpinCo, Inc.), and the Company shall have no further liability relating thereto; provided, however, that the Director listed on Appendix I who will serve as a director of the Company and of Energizer Holdings, Inc. (formerly known as Energizer SpinCo, Inc.) immediately following July 1, 2015 shall have the portion of the amount credited to an account under this Plan immediately prior to July 1, 2015 that such Director elected prior to July 1, 2015 to have transferred to Energizer Holdings, Inc. and its applicable plans and arrangements, so transferred to and assumed by Energizer Holdings, Inc. and its applicable plans and arrangements immediately following July 1, 2015, and the Company shall have no further liability relating thereto.

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4.    Section 3.2 is amended by adding the following to the end thereof:

Notwithstanding the foregoing, an individual who first becomes a Director on July 1, 2015 (and was not eligible to participate in a plan which is treated with this Plan as one plan under Treasury Regulation section 1.409A-1(c)(2)) may become a Participant on or after July 1, 2015 if the Committee so designates such Director as eligible, provided that the Director’s Deferred Compensation Agreement and Director Fee Deferral is effective within 30 days of becoming a Director and prior to the performance of services by the Participant for the period covered by the deferral and applies through the end of the Plan Year. Any such mid-year participation or election shall be subject to the all other terms, rules and conditions herein or as the Committee may otherwise determine.

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IN WITNESS WHEREOF, the Company has caused this Plan amendment to be executed effective as of the ___27___ day of ___July____, 2015.

ENERGIZER HOLDINGS, INC.

By: /s/ Peter J. Conrad

Its: Chief Administrative Officer

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APPENDIX I

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